UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2010, Kid Brands, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “2010 Meeting”). Each of the seven nominees was elected, without contest, as a member of the Board of Directors (the “Board”) at the 2010 Meeting. There were 21,546,174 shares entitled to vote, and 16,235,037 shares present (in person or by proxy), at the 2010 Meeting. The voting results for each of the nominees for director were as follows:

				Broker
Nominee	For	Withheld	Abstain	Non-Votes
Raphael Benaroya	15,966,220	268,817	0	0
Mario Ciampi	15,957,088	277,949	0	0
Bruce Crain	16,090,128	144,909	0	0
Frederick J. Horowitz	16,132,477	102,560	0	0
Hugh Rovit	16,132,477	102,560	0	0
Salvatore M. Salibello	16,008,569	226,468	0	0
Michael Zimmerman	16,090,128	144,909	0	0

Section 8 — Other Events

Item 8.01 Other Events

As a result of the resignation of Lauren Krueger from the Board (and all applicable Board committees) as of March 30, 2010, there is currently a vacancy on the Compensation Committee of the Board, which the Board intends to fill in due course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	KID BRANDS, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel